Exhibit 99.4

Citigroup Inc.
Japanese Yen 35,000,000,000 1.86% Bonds due June 2012—21st Series (2007)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount of Series:	35,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	June 22, 2007
6.	Maturity Date:	June 22, 2012
7.	Issue Price:	100.00%
8.	Interest Basis:	Fixed rate of interest from, and including, June 23, 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	None
12.	Documentation:	Samurai shelf registration, Japanese law.
PROVISIONS RELATING TO INTEREST
13.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	1.86% per annum, payable semi-annually in arrears in equal installments
	(i) Interest Payment Dates:	June 22 and December 22 in each year. Following Tokyo business day convention.
	(ii) Day Count Fraction:	Actual/365 in the event of any period of less than a full semi-annual period
	(iii) Fixed Coupon Amount:	Yen 930,000 per Yen 100,000,000 denomination
PROVISIONS RELATING TO REDEMPTION
14.	Final Redemption Amount:	Par
15.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
DISTRIBUTION
16.	TEFRA:	D Rules applicable
17.	Common Code:	030732987
18.	ISIN:	JP584119B766